                                                                    EXHIBIT 10.1



                               TUT SYSTEMS, INC.
                     RETENTION AND CHANGE OF CONTROL PLAN


                                   ARTICLE I
               PURPOSE, ESTABLISHMENT AND APPLICABILITY OF PLAN

     A.  Purposes.   The Board of Directors ("Board") of Tut Systems, Inc. ("Tut
         --------
Systems") has determined that it is in the best interests of the Company and its stockholders to assure that the Company will have the continued dedication of key Employees, notwithstanding a Change of Control, and that it is in the best interests of the Company and its stockholders to provide these Employees with financial security and encouragement to remain with the Company and to maximize the value of the Company following a Change of Control.

     B.  Establishment of Plan.  As of the Effective Date, the Company hereby
         ---------------------
establishes the Plan, as set forth in this document. This Plan is unfunded and is maintained by the Company primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees under the Employee Retirement Income and Security Act of 1974 ("ERISA"), as amended.

     C.  Applicability of Plan.  Subject to the terms of this Plan, the benefits
         ---------------------
provided by this Plan shall be available to those Employees who, on or after the Effective Date, receive a Notice of Participation.

                                  ARTICLE II
                         DEFINITIONS AND CONSTRUCTION

     Whenever used in the Plan, the following terms shall have the meanings set forth below.

     A.  Administrator. "Administrator" means the Company.
         --------------

     B.  Board.  "Board" means the Board of Directors of the Company.
         -----
     C.  Cause.  "Cause" means the (i) Employee's engagement in acts of
         -----
embezzlement, dishonesty or moral turpitude; (ii) the conviction of Employee for having committed a felony; (iii) a breach by Employee of Employee's fiduciary duties and responsibilities to the Company having the potential to result in an adverse effect on the Company's business, operations, prospects or reputation;
(iv) gross negligence or bad faith as determined by a duly authorized representative of the Company; or (v) the repeated failure of Employee to perform Employee's duties and responsibilities to the reasonable satisfaction of a duly authorized representative of the Company except in the case of death or disability.

     D.  Change of Control.  "Change of Control" means the occurrence of any of
         -----------------
 the following events:

             (i) Any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the "beneficial owner" (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

             (ii) The consummation of the sale or disposition by the Company of all or substantially all of the Company's assets; or

             (iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity or its parent outstanding immediately after such merger or consolidation.

             (iv) A change in the composition of the Board, as a result of which fewer than a majority of the Directors are Incumbent Directors. "Incumbent Directors" shall mean Directors who either (A) are Directors of the Company as of the date hereof, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those Directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii) or (iii) or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

     E.  Code.  "Code" means the Internal Revenue Code of 1986, as amended.
         ----

     F.  Company.  "Company" means Tut Systems, Inc., any subsidiary
         -------
corporations, any successor entities as provided in Article X hereof, and any parent or subsidiaries of such successor entities.

     G.  Constructive Termination. "Constructive Termination" shall mean the
         ------------------------
Employee voluntarily resigns within ninety (90) days after the occurrence of any of the following (i) without the Employee's express written consent, a material reduction of the Employee's duties, title, authority or responsibilities, relative to the Employee's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities; provided, however, that a reduction in duties, title, authority or responsibilities solely by virtue of the Company being acquired and made part of a larger entity (as, for example, when the Chief Executive Officer of the Company remains as such following a Change of Control and is not made the Chief Executive Officer of the acquiring corporation) shall not by itself constitute grounds for a "Constructive Termination" (ii) without the Employee's express written consent, a material reduction, without good business reasons, of the facilities and perquisites (including office space and location) available to the Employee immediately prior to such reduction; (iii) a reduction by the Company in the base salary of the Employee as in effect immediately prior to such reduction; (iv) a material reduction by the Company in the kind or level of employee benefits, including bonuses, to which the Employee was entitled immediately prior to such reduction with the result that the Employee's overall benefits package is materially reduced; (v) the relocation of the Employee to a facility or a location outside of a thirty five (35) mile radius from the Employee's present location or facility, without the Employee's express written consent; (vi) the failure of the Company to obtain the assumption of this agreement by any successors contemplated in Article X below; or (vii) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of the Employee.

     H.   Effective Date. "Effective Date" means the date the Board approves
          --------------
the Plan.

     I.   Employee.  "Employee" means an employee of the Company.
          --------
     J.   ERISA.  "ERISA" means the Employee Retirement Income Security Act of
          -----
1974, as amended.

     K.   Monthly Compensation.  "Monthly Compensation" means 1/12 of the
          --------------------
Employee's (i) Company salary at the highest rate in effect in the twelve months immediately preceding the Change of Control and, (ii) 1/12 of the Employee's target annual bonus as in effect immediately prior to the Change of Control.

     L.   Notice of Participation.  "Notice of Participation," means an
          -----------------------
individualized written notice of participation in the Plan from an authorized officer of the Company.

     M.   Participant.  "Participant" means an individual who meets the
          -----------
eligibility requirements of Article III.

     N.   Plan.  "Plan" means this Tut Systems, Inc. Retention and Change of
          ----
Control Plan.

     O.   Plan Administrator.  "Plan Administrator" means the Board or its
          ------------------
committee or designate, as shall be administering the Plan.

     P.   Release Agreement.  "Release Agreement" means the form of general
          -----------------
waiver, release and agreement a Participant must execute as a condition to receiving severance and other benefits pursuant to Article IV.

     Q.   Severance Payment Period.  "Severance Payment Period" means the
          ------------------------
period of time, expressed as a number of whole months, over which a Participant's severance payments are scheduled to be made pursuant to Article IVA(i).

     R.   Termination Date.  "Termination Date" means (i) the date on which the
          ----------------
Company delivers notice of termination to the Participant or such later date, not to exceed ninety (90) days, specified in the notice of termination, (ii) in the event the term of employment ends by reason of the Participant's death, the date of death, or (iii) if the Participant terminates his or her employment with the Company, the date on which the Participant delivers notice of termination to the Company.

                                  ARTICLE III
                                  ELIGIBILITY

     A.   Waiver.  As a condition of receiving benefits under the Plan, an
          ------
Employee must sign the Release Agreement, attached hereto as Exhibit A.
                                                             ---------

     B.   Participation in Plan.  Each Employee who is designated by the Board
          ---------------------
and who signs and timely returns to the Company a Notice of Participation shall be a Participant in the Plan. A Participant shall cease to be a Participant in the Plan upon ceasing to be an Employee unless such Participant is entitled to benefits hereunder. A Participant entitled to benefits hereunder shall remain a Participant in the Plan until the full amount of the benefits has been delivered to the Participant.

                                  ARTICLE IV
                           TERMINATION OF EMPLOYMENT

     A.  Involuntary Termination other than for Cause, death or disability or a
         ----------------------------------------------------------------------
Constructive Termination Following a Change of Control.   If the Company
-------------------------------------------------------
terminates a Participant's employment other than for Cause, death or disability, or if the Participant terminates his or her employment as a result of Constructive Termination, within or on twelve (12) months following a Change of Control, subject to the Participant's obligations under the Release Agreement, the Participant shall be entitled to receive the following severance and other benefits:

          (i)   Cash Payments.  The Participant shall be entitled to a
                -------------
severance equal to the product obtained by multiplying the Participant's Monthly Compensation times the Participant's Severance Payment Period. Such severance shall be paid to the Participant in accordance with the Company's normal payroll over the Severance Payment Period, beginning within fifteen (15) calendar days of the Participant's Termination Date.

          (ii)  Options. The vesting of the Participant options and stock
                -------
purchase rights under any of the company's stock or incentive plans shall accelerate to the extent provided for in the Notice of Participation.

          (iii) Health Plan Coverage.  Employee shall be entitled to continue
                ---------------------
his health insurance benefits at the same level of coverage as was provided to such employee immediately prior to the Change of Control ("Health Care Coverage") by electing COBRA continuation coverage ("COBRA"). Should the employee elect COBRA, the Company shall pay 100% of Employee's health care coverage premiums for the number of months stated in the Notice of Participation ("Premiums"). If such Health Care Coverage included the Employee's dependents immediately prior to the Change of Control, the Company shall pay a 100% of such dependent's premiums. If the Employee is eligible for further COBRA coverage Employee shall maintain such coverage at his sole expense. The Company shall cease to pay the Premiums for the Employee and Employee's dependent's if Employee and his dependents become covered under another employer's group health plan which provides Employee and his dependents with comparable benefits and levels of coverage and which does not contain any exclusion or limitation with respect to any pre-existing condition of the Employee or his dependents. The Company shall not cancel already existing life insurance pollicies or disability insurance policies, provided that the Employee continues such policies at the Employee's expense, and further provided that the continuation of such policies is permitted by the policies and the insurers.

          (iv) Other Benefits.  The Participant shall be entitled to such other
               --------------
benefits, if any, as may be specified by the Plan Administrator on the Participant's Notice of Participation.

     B.   Other Termination.  If (i) the Participant voluntarily resigns from
          -----------------
the Company (other than in a Constructive Termination), (ii) the Company terminates the Participant's employment for Cause, or (iii) the Participant's employment terminates by reason of his or her Retirement, Disability or death, then the Participant shall not be entitled to receive severance or other benefits under this Plan and shall be entitled to benefits (if any) only as may then be established under the Company's then existing benefit plans and policies at the time of such resignation or termination.


                                   ARTICLE V
                                GOLDEN PARACHUTE

     The Plan Administrator shall designate one the following in the Notice of
Participation:

     A.   Tax Cap.
          -------

     In the event any payment to a Participant pursuant to this plan constitutes a "parachute payment" under section 280(G) of the Code, the Participant's benefits under Article IV shall be either:

          (i)  delivered in full, or

          (ii) delivered as to such lesser extent as would result in no portion of such benefits being subject to the Excise Tax, whichever of the foregoing amounts, taking into account the applicable federal, state and local income taxes and the Excise Tax, results in the receipt by Participant on an after-tax basis, of the greatest amount of benefits, notwithstanding that all or some portion of such benefits may be taxable under Section 4999 of the Code. Unless the Company and the Participant otherwise agree in writing, all determinations required to be made under this Article, including the manner and amount of any reduction in the Participant's benefits under Article IV, and the assumptions to be utilized in arriving at such determinations, shall be made in writing in good faith by the accounting firm serving as the Company's independent public accountants immediately prior to the event giving rise to such Payment (the "Accountants"). For purposes of making the calculations required by this Article V, the Accountants may make reasonable assumptions and approximations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request to make a determination under this Article. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Article.

     B.   Benefits Cap. In the event any payment to a Participant pursuant to
          ------------
this plan constitutes a "parachute payment" under section 280(G) of the Code, the Employee's benefits shall be reduced to such lesser amount or degree as would result in no portion of such benefits being subject to the excise tax under Section 4999 of the Code. Unless the Company and the Employee or Executive otherwise agree in writing, any determination required under this paragraph shall be made in writing by the Accountants, whose determination shall be conclusive and binding upon the Employee and the Company for all purposes. For purposes of making the calculations required by this paragraph, the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Section 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this paragraph. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this paragraph

       C.   Tax Gross Up. In the event any payment to a Participant pursuant to
            -------------
this plan constitutes a "parachute payment" under section 280(G) of the Code, the Company shall reimburse Participant for any excise tax payable under 4999 as a result of a payment from this Plan ("Initial Payment") and on any additional excise tax resulting from the Initial Payment.


                                  ARTICLE VI
                           FUNDING POLICY AND METHOD

     Benefits and any administrative expenses arising in connection with the Plan shall be paid as needed solely from the general assets of the Company. No contributions are required from any Participant. This Plan shall not be construed to require the Company to fund any of the benefits provided hereunder nor to establish a trust for such purpose. Participants' rights against the Company with respect to severance and other benefits provided under this Plan shall be those of general unsecured creditors. No Participant has any legal or beneficial interest in his or her severance or other benefits under this Plan until the Participant actually receives a payment.

                                  ARTICLE VII
                               CLAIMS PROCEDURE

     In the event any claim for benefits is denied, in whole or in part, the Company shall notify the claimant of such denial in writing and shall advise the claimant of his or her right to appeal the denial. Such written notice shall set forth the specific reasons for the denial and shall be given to the claimant within ninety (90) days after the Company receives his or her claim.

                                 ARTICLE VIII
                               REVIEW PROCEDURE

     A.  Review Panel.  The Administrator shall be the named fiduciary to the
         ------------
Plan that shall have discretionary authority to act with respect to appeals from denials of claims for benefits under the Plan.

     B.  Right to Appeal.  Any person whose claim for benefits is denied, in
         ---------------
whole or in part, may appeal from the denial by submitting a written request for review of the claim within sixty (60) days after receiving written notice of the denial from the Company.

     C.  Form of Request for Review.  A request for review must be made in
         --------------------------
writing and shall be addressed as follows: "Tut Systems, Inc. Employee Retention and Change of Control Plan, 2495 Estand Way, Pleasant Hill, CA 94523, attention Administrator." A request for review shall set forth all of the grounds upon which it is based, all facts and support thereof and any other matters that the claimant deems pertinent.

     D.  Review Panel Decision.  Within sixty (60) days after receipt of a
         ---------------------
request for review, the Review Panel shall give written notice of its decision to the claimant and the Company. In the event the Review Panel confirms the denial of the claim for benefits, in whole or in part, such notice shall set forth, in a manner calculated to be understood by the claimant, specific reasons for such denial and specific references to the Plan provisions on which the decision was based. In the event that the Review Panel determines that the claim for benefits should not have been denied, in whole or in part, the Company shall take appropriate remedial action as soon as reasonably practicable after receiving notice of the Review Panel's decision.

                                  ARTICLE IX
                        EMPLOYMENT STATUS; WITHHOLDING

     A.  Employment Status.  This Plan does not constitute a contract of
         -----------------
employment or impose on the Participant or the Company any obligation to retain the Participant as an Employee, to change the status of the Participant's employment, or to change the Company's policies regarding termination of employment. Unless the Participant's employment agreement with the Company indicates otherwise, the Participant's employment is and shall continue to be "at-will", as defined under applicable law. If the Participant's employment with the Company or a successor entity terminates for any reason, the Participant shall not be entitled to any payments, benefits, damages, awards or compensation other than as provided by this Plan, or as may otherwise be available in accordance with the Company's established employee plans and practices or other agreements with the Company at the time of termination.

     B.  Taxes.  All payments made pursuant to this Plan shall be subject to all
         -----
applicable reporting obligations and any tax or other contributions required to be withheld under Federal, state or local law, or the applicable laws of any non-U.S. taxing authority as interpreted by the Company.

                                   ARTICLE X
                    SUCCESSORS TO COMPANY AND PARTICIPANTS

     A.  Company's Successors.  Any successor to the Company (whether direct or
         --------------------
indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the Company's business and/or assets shall assume the obligations under this Plan and agree expressly to perform the obligations under this Plan by executing a written agreement. For all purposes under this Plan, the term "Company" shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in this subsection or which becomes bound by the terms of this Plan by operation of law.

     B.  Participant's Successors.  All rights of the Participant hereunder
         ------------------------
shall inure to the benefit of, and be enforceable by, the Participant's personal or legal representatives, executors, administrators, successors, heirs, distributes, devisees and legatees.

                                  ARTICLE XI
                      DURATION, AMENDMENT AND TERMINATION

     A.  Duration.  This Plan shall terminate on the earlier of: (1) the date
         --------
all obligations under this plan have been fully paid and distributed to Participants, or (2) the date the Committee terminates the Plan.

     B.  Plan Amendment.  The Board shall have the discretionary authority to
         --------------
amend the Plan in any respect by resolution adopted by a majority of the Board; provided, however, that the Board may not amend the Plan in any way that is adverse to a Plan Participant without the Participant's written consent.

     C.  Plan Termination.  Notwithstanding paragraph (B) above, at any time,
         ----------------
the Board shall have the discretionary authority to terminate the Plan by resolution adopted by a majority of the Board. In the event of such termination, the Participant shall not be entitled to any future severance or benefits under this plan (as described in Article IV).

                                  ARTICLE XII
                                    NOTICE

     A.  General.  Notices and all other communications contemplated by this
         -------
Plan shall be in writing and shall be deemed to have been duly given when personally delivered or when mailed by U.S. registered or certified mail, return receipt requested and postage prepaid. In the case of the Participant, mailed notices shall be addressed to him or her at the home address which he or she most recently communicated to the Company in writing. In the case of the Company, mailed notices shall be addressed to its corporate headquarters, and all notices shall be directed to the attention of its Human Resources Department.

     B.  Notice of Termination by the Company. Any termination by the Company of
         ------------------------------------
the Participant's employment with the Company shall be communicated by a notice of termination to the Participant at least five (5) days prior to the date of such termination (or at least thirty (30) days prior to the date of a termination by reason of the Participant's Disability). Such notice shall indicate the specific termination provision or provisions in this Plan relied upon (if any), shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination under the provision or provisions so indicated, and shall specify the Termination Date.

     C.  Notice by the Participant of Constructive Termination by the Company.
         --------------------------------------------------------------------
In the event that the Participant determines that a Constructive Termination has occurred at any time during the Transition Period, the Participant shall give written notice to the Company that such Constructive Termination has occurred. Such notice shall be delivered by the Participant to the Company within ninety
(90) days following the date on which such Constructive Termination occurred, shall indicate the specific provision or provisions in this Plan upon which the Participant relied to make such determination and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for such determination. The failure by the Participant to include in the notice any fact or circumstance which contributes to a showing of Constructive Termination shall not waive any right of the Participant hereunder or preclude the Participant from asserting such fact or circumstance in enforcing his or her rights hereunder.

                                 ARTICLE XIII
                           MISCELLANEOUS PROVISIONS

     A.  No Duty to Mitigate. The Participant shall not be required to mitigate
         -------------------
the amount of any benefits contemplated by this Plan, nor shall any such benefits be reduced by any earnings or benefits that the Participant may receive from any other source, except as provided in Article V.A(i).

     B.  Severability.  The invalidity or unenforceability of any provision or
         ------------
provisions of this Plan shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

     C.  No Assignment of Benefits.  The rights of any person to payments or
         -------------------------
benefits under this Plan shall not be made subject to option or assignment, either by voluntary or involuntary assignment or by operation of law, including (without limitation) bankruptcy, garnishment, attachment or other creditor's process, and any action in violation of this subsection shall be void.


     D.  Prior Agreements. This plan supersedes any and all agreements the
         ----------------
Participant has entered into with the Company to the extent such other agreements are inconsistent with the terms of this Plan, unless this Plan explicitly provides otherwise.

                                  ARTICLE XIV
                            COVENANT NOT TO COMPETE


     Covenant Not to Compete  The Participant acknowledges that the Company has
     -----------------------
developed and will continue to develop valuable proprietary information, including, but not limited to, client lists, marketing strategies, budgets, media plans, creative ideas, designs and Company policies. In addition, the Participant acknowledges that the Company's reputations for quality and service has earned the Company valuable good will and that the Company's recruitment and training of high quality sales, marketing and operations personnel is a significant factor in its success. The Participant further acknowledges that
(i) unauthorized disclosure or use of any of the proprietary information of the Company (ii) any attempt to interfere with a business relationship between the Company on the one hand, and any clients thereof, on the other hand, (iii) any attempt to thwart, interrupt or prevent the progress of the marketing, sales or business strategies of the Company (iv) any attempt to solicit employees of the Company, or (v) any attempt to malign or impugn the reputation and good will of
the Company would cause irreparable harm to the Company.   For these reasons,
the Participant agrees, notwithstanding anything to the contained in this Agreement, that:

     A. During the Participant's period of employment with the Company (the "Employment Period") and at any time prior to eighteen months from the date on which the Participant terminates employment with the Company (the "Termination Date") (together the "Covenant Period"), the Participant will not promote, participate, engage or have any other interest (whether the Participant is acting as owner, partner, stockholder, employee, broker, agent, principal, trustee, corporate officer, director, consultant or in any other capacity) in any "competing business purpose"; provided, however, that this Agreement will
                                  --------  -------
not prevent the Participant from holding for investment up to 2% of any class of stock or other securities of a publicly held company. The term "competing business purpose" shall mean the design, development, marketing and sale of access multiplexers and related applications used in telco central offices, commercial or residential buildings or enterprise-edge access devices and related applications.


     B. During the Employment Period and at any time prior to the expiration of the Covenant Period, the Participant will not directly or indirectly employ, solicit or entice away any director, officer or employee of the Company.

                                  ARTICLE XIIV
                           ERISA REQUIRED INFORMATION

A.   Name of Plan. Tut Systems, Inc. Employee Retention and Change of Control
     -------------
                   Plan

B.   Type of Plan.  Severance Plan/Employee Welfare Benefit Plan
     -------------

C.   Plan Sponsor and Administrator.  The Plan sponsor and administrator is:
     -------------------------------

          Tut Systems, Inc.
          2495 Estand Way
          Pleasant Hill, CA 94523

D.   Employer Identification Number:  [____________]
     -------------------------------

E.  Plan Number: [5__]
    ------------

F.  Designated Agent.  Designated agent for service of process:
    -----------------

          Vice President of Human Resources
          Tut Systems, Inc.
          2495 Estand Way
          Pleasant Hill, CA 94523

G.  Plan Records.  Plan records are kept on a fiscal year basis.
    -------------

H.  Plan Funding.  Payments to participants will be paid from the Company's
    -------------
                   general assets.

             TUT SYSTEMS, INC. RETENTION AND CHANGE OF CONTROL PLAN

                            NOTICE OF PARTICIPATION

To:

Date:

     The Board has designated you as a Participant in the Tut Systems, Inc. Retention and Change of Control Plan (the "Plan"), a copy of which is attached hereto. The terms and conditions of your participation in the Plan are as set forth in the Plan and in this Notice of Participation. As a condition to receiving benefits under the Plan you agree (i) to sign a general waiver, release and agreement, substantially in the form attached to the Plan as Exhibit A, and (ii) to maintain in complete confidence your participation in the Plan as well as the contents and terms of this Notice of Participation. The variables relating to your Plan participation are as follows:

     Severance Payment Period:                  [_____ months]

     Option Acceleration                        [_____ months]

     COBRA Payments                             [_____ months]

     Golden Parachute Treatment

                                                [Tax Cap,
                                                Tax Gross Up,
                                                Total Cap]

     Other Benefits

     If you agree to participate in the Plan on these terms and conditions, please acknowledge your acceptance by signing below. Please return the signed copy of this Notice of Participation within ten (10) days of the date set forth above to:

          Attention:  Human Resources
          Tut Systems, Inc.
          2495 Estand Way
          Pleasant Hill, CA 94523

     Your failure to timely remit this signed Notice of Participation will result in your removal from the Plan. Please retain a copy of this Notice of Participation, along with the Plan, for your records.

Date: ________________________   Signature: __________________________________

                                   EXHIBIT  A
                                   ----------

                          RELEASE OF CLAIMS AGREEMENT

     This Release of Claims Agreement ("Agreement") is made by and between Tut Systems, Inc. (the "Company") and _________________________ ("Employee").

     WHEREAS, __________________________ was employed by the Company;

     WHEREAS, the Company and Employee have entered into an Employee Change in Control Program effective as of __________, 2000 (the "Program");

     NOW THEREFORE, in consideration of the mutual promises made herein, the Company and Employee (collectively referred to as "the Parties") hereby agree as follows:

ARTICLE XV     Termination. Employee's employment from the Company terminated on
               -----------
________________.

ARTICLE XVI    Consideration.  Subject to and in consideration of Employee's
               -------------
release of claims as provided herein, the Company has agreed to pay Employee certain benefits as set forth in the Program.

ARTICLE XVII   Payment of Salary.  Employee acknowledges and represents that the
               -----------------
Company has paid all salary, wages, bonuses, accrued vacation, commissions and any and all other benefits due to Employee, except______________________________________.

ARTICLE XVIII  Release of Claims.  Employee agrees that the foregoing
               -----------------
consideration represents settlement in full of all outstanding obligations owed to Employee by the Company. Employee, on behalf of herself, and her respective heirs, family members, executors and assigns, hereby fully and forever releases the Company and its past, present and future officers, agents, directors, Employees, investors, shareholders, administrators, affiliates, divisions, subsidiaries, parents, predecessor and successor corporations, and assigns, from, and agrees not to sue or otherwise institute or cause to be instituted any legal or administrative proceedings concerning any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that she may possess arising from any omissions, acts or facts that have occurred up until and including the Effective Date of this Agreement including, without limitation,

     A. any and all claims relating to or arising from Employee's employment relationship with the Company and the termination of that relationship;

     B. any and all claims relating to, or arising from, Employee's right to purchase, or actual purchase of shares of stock of the Company, including, without limitation, any claims for fraud, misrepresentation, breach of fiduciary duty, breach of duty under applicable state corporate law, and securities fraud under any state or federal law;

     C. any and all claims for wrongful discharge of employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;

     D. any and all claims for violation of any federal, state or municipal statute, including, but not limited to, Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Age Discrimination in Employment Act of 1967, the Americans with Disabilities Act of 1990, the Fair Labor Standards Act, the Employee Retirement Income Security Act of 1974, The Worker Adjustment and Retraining Notification Act, the California Fair Employment and Housing Act, and Labor Code section 201, et seq. and section 970, et seq. and all amendments to each such Act as well as the regulations issued thereunder;

     E. any and all claims for violation of the federal, or any state, constitution;

     F. any and all claims arising out of any other laws and regulations relating to employment or employment discrimination; and

     G.  any and all claims for attorneys' fees and costs.

Employee agrees that the release set forth in this section shall be and remain in effect in all respects as a complete general release as to the matters released. This release does not extend to any obligations under the Employment Agreement that survive termination of Employee's employment with the Company or any obligations incurred under this Agreement.

Notwithstanding the foregoing, this Release shall not cover Employee's rights to payments and benefits under the Program, Employee's rights to indemnification under the By-laws or Certificate of Incorporation of the Company or any other rights to indemnification or Employee's rights with regard to any equity granted or under any benefit plan.

ARTICLE XIX  Acknowledgment of Waiver of Claims under ADEA.  Employee
             ---------------------------------------------
acknowledges that she is waiving and releasing any rights she may have under the Age Discrimination in Employment Act of 1967 ("ADEA") and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the Effective Date of this Agreement. Employee acknowledges that the consideration given for this waiver and release Agreement is in addition to anything of value to which Employee was already entitled. Employee further acknowledges that she has been advised by this writing that (a) she should consult with an attorney prior to executing this Agreement; (b) she has at least
                         -----
twenty-one (21) days within which to consider this Agreement; (c) she has seven
(7) days following the execution of this Agreement by the parties to revoke the Agreement; and (d) this Agreement shall not be effective until the revocation period has expired. Any revocation should be in writing and delivered to the General Counsel at Tut Systems, Inc., 2495 Estand Way, Pleasant

Hill, CA 9452, by close of business on the seventh day from the date that Employee signs this Agreement.

ARTICLE XX  Civil Code Section 1542.  Employee represents that she is not aware
            -----------------------
of any claims against the Company other than the claims that are released by this Agreement. Employee acknowledges that she has been advised by legal counsel and is familiar with the provisions of California Civil Code Section 1542, which provides as follows:

          A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HER MUST HAVE MATERIALLY AFFECTED HER SETTLEMENT WITH THE DEBTOR.

     Employee, being aware of said code section, agrees to expressly waive any rights she may have thereunder, as well as under any other statute or common law principles of similar effect.

ARTICLE XXI   No Pending or Future Lawsuits. Employee represents that she has no
              -----------------------------
lawsuits, claims, or actions pending in her name, or on behalf of any other person or entity, against the Company or any other person or entity referred to herein. Employee also represents that she does not intend to bring any claims on her own behalf or on behalf of any other person or entity against the Company or any other person or entity referred to herein with regard to matters released hereunder.

ARTICLE XXII  Costs.  The Parties shall each bear their own costs, expert fees,
              -----
attorneys' fees and other fees incurred in connection with this Agreement.

ARTICLE XXIII Authority.  Employee represents and warrants that she has the
              ---------
capacity to act on her own behalf and on behalf of all who might claim through her to bind them to the terms and conditions of this Agreement.

ARTICLE XXIV  No Representations.  Employee represents that she has had the
              ------------------
opportunity to consult with an attorney, and has carefully read and understands the scope and effect of the provisions of this Agreement. Neither party has relied upon any representations or statements made by the other party hereto which are not specifically set forth in this Agreement.

ARTICLE XXV   Severability. In the event that any provision hereof becomes or is
              ------------
declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

ARTICLE XXVI  Entire Agreement.  This Agreement, the Program, any
              ----------------
confidentiality or similar agreements, and the agreements and plans referenced therein represent the entire agreement and understanding between the Company and Employee concerning Employee's separation from the Company, and supersede and replace any and all prior agreements and understandings concerning Employee's relationship with the Company and her compensation by the Company. This Agreement may only be amended in writing signed by Employee and an employee officer of the Company.

ARTICLE XXVII   Governing Law.  This Agreement shall be governed by the internal
                -------------
substantive laws, but not the choice of law rules, of the State of California.

ARTICLE XXVIII  Effective Date.  This Agreement is effective eight (8) days
                --------------
after it has been signed by both Parties.

ARTICLE XXIX    Counterparts. This Agreement may be executed in counterparts,
                ------------
and each counterpart shall have the same force and effect as an original and shall constitute an effective, binding agreement on the part of each of the undersigned.

ARTICLE XXX     Voluntary Execution of Agreement.  This Agreement is executed
                --------------------------------
voluntarily and without any duress or undue influence on the part or behalf of the Parties hereto, with the full intent of releasing all claims. The Parties acknowledge that:

     A.  They have read this Agreement;

     B. They have been represented in the preparation, negotiation, and execution of this Agreement by legal counsel of their own choice or that they have voluntarily declined to seek such counsel;

     C. They understand the terms and consequences of this Agreement and of the releases it contains;

     D.  They are fully aware of the legal and binding effect of this Agreement.

     IN WITNESS WHEREOF, the Parties have executed this Agreement on the respective dates set forth below.

                                      TUT SYSTEMS, INC.


Dated:  _______________, _____        By ___________________________________

                                      ___________________, an individual


Dated:  _______________, _____        ______________________________________